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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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GRIFFIN LAND & NURSERIES, INC.

(Name of Registrant as Specified In Its Charter)

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GRIFFIN LAND & NURSERIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 18, 2005

        PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Griffin Land & Nurseries, Inc. ("Griffin") will be held at the Grand Hyatt New York Hotel, 109 East 42nd Street, New York, NY 10017, on the 18th day of May 2005, at 10:30 a.m., local time, to consider and act upon:

          1.     The election of directors of Griffin;

          2.     The authorization of the selection of Griffin's independent registered public accountants for fiscal 2005; and

          3.     Such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

        Only stockholders of record at the close of business on April 12, 2005 are entitled to notice of, and to vote at, the Annual Meeting.

                      ANTHONY J. GALICI
                       Secretary

Dated: April 15, 2005

GRIFFIN LAND & NURSERIES, INC.
ONE ROCKEFELLER PLAZA
NEW YORK, NEW YORK 10020

PROXY STATEMENT

        This Proxy Statement is furnished to the stockholders of Griffin Land & Nurseries, Inc. ("Griffin") in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Stockholders to be held at 10:30 a.m. on May 18, 2005 at the Grand Hyatt New York Hotel at 109 East 42nd Street, New York, N.Y., 10017, for the purposes set forth in the accompanying notice of meeting.

GENERAL

        This solicitation is being made on behalf of the Board of Directors of Griffin. The initial distribution of proxy materials is expected to be made on or about April 18, 2005. Any proxy received in the accompanying form may be revoked by the person executing it at any time before the authority thereby granted is exercised. Proxies received by the Board of Directors in such form will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy; if no specification is made, the shares represented by such proxy will be voted (i) for the election of directors as described in this Proxy Statement; and (ii) for authorization of the selection of PricewaterhouseCoopers LLP as independent registered public accountants for Griffin for fiscal 2005. For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether the other matters to be voted on have been approved.

        Proposals by stockholders for Griffin's 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by Griffin before December 16, 2005, if such proposal is to be considered for inclusion in the 2006 proxy materials of Griffin. Any such proposal received after March 1, 2006 will be considered untimely for purposes of the 2006 Annual Meeting, and proxies delivered for the 2006 Annual Meeting will confer discretionary authority to vote on any such matters.

        Management knows of no matters which may be brought before the Annual Meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxy in accordance with their judgment on such matters.

        The cost of solicitation of proxies by the Board of Directors will be borne by Griffin. Such solicitation will be made by mail and, in addition, may be made by officers and employees of Griffin personally or by telephone, facsimile or telegram. Proxies and proxy material will also be distributed through brokers, custodians and other similar parties. The solicitation and recording of proxies is being done by Griffin's registrar and transfer agent, American Stock Transfer & Trust Company.

        Each holder of a share of Common Stock, par value $0.01 per share, of Griffin (the "Common Stock") will be entitled to one vote for each share held of record by such person at the close of business on April 12, 2005 (the "Record Date"), which is the Record Date fixed by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of such date, Griffin had outstanding 4,973,438 shares of Common Stock (none of which constituted shares of treasury stock). A total of 2,372,295 shares of Common Stock, representing 47.7% of the outstanding shares of Common Stock, are held by members of the Cullman & Ernst Group (as defined herein).

I.    ELECTION OF DIRECTORS

        At the 2005 Annual Meeting of Stockholders, seven directors (which will comprise the entire Board) are to be elected. The Board of Directors proposes the nominees listed below for election as directors to serve until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The directors must be elected by a plurality of the votes cast in person or by proxy by stockholders entitled to vote at the meeting. If, for any reason, any nominee or nominees become unavailable for election, the proxy holders will vote for such substitute nominee or nominees as may be designated by the Board of Directors.

INFORMATION CONCERNING DIRECTORS

Name (letters refer to Committee memberships, identified below)	(Age) and Date Since Which Has Continuously Served as a Director of Griffin		Principal Occupation and Business Experience During Past Five Years (1)	Also Serves as a Director of the Following Corporations
Winston J. Churchill, Jr. (b) (c)	(64)	1997	Managing General Partner of SCP Private Equity Partners, L.P.	Churchill Investment Partners, Inc.; CIP Capital, Inc.; Innovative Solutions and Support, Inc.; Amkor Technology, Inc.
Edgar M. Cullman	(87)	1997	Chairman of the Board of Directors of General Cigar Holdings, Inc.	Bloomingdale Properties, Inc.
Frederick M. Danziger (2)	(65)	1997	President and Chief Executive Officer	Monro Muffler/Brake, Inc.; Bloomingdale Properties, Inc.
John L. Ernst (3)	(64)	1997	Chairman of the Board and President of Bloomingdale Properties, Inc.	Doral Financial Corporation
Thomas C. Israel (a) (b) (c)	(61)	2000	Chairman of A.C. Israel Enterprises, Inc.
Alan Plotkin (a)	(59)	2004	Practicing attorney and private investor	Lapp Insulator Company
David F. Stein (a) (b) (c)	(64)	1997	Vice Chairman of J&W Seligman & Co. Inc.

Member of the: (a) Audit Committee; (b) Compensation Committee; and (c) Nominating Committee.

(1)
Except as otherwise indicated each director has had the same principal occupation during the past five years. Positions not otherwise identified are with Griffin.

(2)
Mr. Danziger is the son-in-law of Mr. Cullman.

(3)
Mr. Ernst is the nephew of Mr. Cullman.

        The Board of Directors held six meetings during fiscal 2004. Griffin's Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Committee memberships of the Board of Directors are indicated in the above table. Directors as a whole attended 97% of the aggregate of all Board and Committee meetings (of Committees of which they were members).

        The Company encourages, but does not require, Board Members to attend the annual meeting of stockholders. Last year, five of the seven Board Members attended the annual meeting of stockholders.

Compensation of Directors

        In fiscal 2004, members of the Board of Directors who are not employees of Griffin received $15,000 per year and $750 for each Board and Committee meeting attended, and Committee Chairmen received an additional $5,000 per year. Members of the Audit Committee will each receive an additional $5,000 in fiscal 2005 as additional compensation related to increased responsibilities for the adoption of certain provisions of the Sarbanes-Oxley Act. The Griffin Land & Nurseries, Inc., 1997 Stock Option Plan, as amended (the "Griffin Stock Option Plan"), provides that non-employee Directors who are not members of the Cullman & Ernst Group receive, upon initial election or appointment to the Board of Directors, options exercisable for that number of shares of Common Stock equal to the ratio of $60,000 to the fair market price per share as of the date of such initial election or appointment at an exercise price that is the fair market price at the time of grant. Directors who are not members of the Cullman & Ernst Group also receive, upon their reelection to the Board, options exercisable for that number of shares of Common Stock equal to the ratio of $40,000 to the fair market price per share as of the date of their reelection to the Board at an exercise price that is the fair market price at the time of grant. In fiscal 2004, Griffin granted Mr. Plotkin options exercisable for 2,406 shares of Common Stock and granted Mr. Churchill, Jr., Mr. Israel and Mr. Stein each options exercisable for 1,604 shares of Common Stock. Griffin expects to grant additional options to Messrs. Churchill, Jr., Israel, Plotkin and Stein in fiscal 2005 consistent with the Griffin Stock Option Plan.

Board Independence

        Under Nasdaq rules, an "independent director" of a company means a person who is not an officer or employee of the company or its subsidiaries and, in the opinion of the company's board of directors, does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsilibities of a director. The Board has determined that Messrs. Churchill, Jr., Israel, Plotkin and Stein qualify as independent directors under Nasdaq rules.

Executive Officer who is not a Director

Name	Age	Principal Occupation During the Past Five Years
Anthony J. Galici	47	Vice President, Chief Financial Officer and Secretary of Griffin.

Audit Committee

        Griffin's Audit Committee consists of David F. Stein, Chairman, Thomas C. Israel and Alan Plotkin. All of the members of the Audit Committee are independent directors. None of the members of the Audit Committee is considered an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities and Exchange Act of 1934. The Audit Committee engaged an accounting and auditing firm as an advisor to the Audit Committee in carrying out its responsibilities, represented by a partner who is a certified public accountant with extensive experience in auditing the financial statements of public and private companies. Griffin has also engaged that accounting and auditing firm to assist in Griffin's preparation for compliance with certain provisions of the Sarbanes-Oxley Act of 2002. The Audit Committee approves all auditing and non-auditing services, reviews audit reports and the scope of audit by Griffin's independent registered public accountants and related matters pertaining to the preparation and examination of Griffin's financial statements. From time to time, such Committee makes recommendations to the Board of Directors with respect to the foregoing matters. The Audit Committee held six meetings in fiscal 2004 and expects to recommend to the Board of Directors the selection of PricewaterhouseCoopers LLP as independent registered public accountants (see "Selection of Independent Accountants").

Nominating Committee

        Griffin's Nominating Committee consists of Thomas C. Israel, Chairman, Winston J. Churchill, Jr. and David F. Stein. All of the members of the Nominating Committee are independent. The Nominating Committee reviews candidates for appointment to the Griffin Board of Directors. The Nominating

Committee does not have a policy on the consideration of board nominees recommended by stockholders. The Nominating Committee believes such a policy is not necessary in that it will consider nominees based on a nominee's qualifications, regardless of whether the nominee is recommended by stockholders. The Nominating Committee does not have a charter and had one meeting in fiscal 2004.

        The nomination of Alan Plotkin to become a director was made by the Nominating Committee in fiscal 2004. Mr. Plotkin was recommended to the Nominating Committee by a member of that committee.

Communication with the Board or Nominating Committee

        Stockholders who wish to communicate with the Board of Directors or the Nominating Committee should address their communications to Thomas C. Israel, Chairman of the Nominating Committee, via first class mail at Griffin Land & Nurseries, Inc., One Rockefeller Plaza, Suite 2301, New York, New York, 10020.

        For information about the Compensation Committee, see "Compensation Committee Report on Executive Compensation—Interlocks and Insider Participation" on page 12.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires Griffin's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulation to furnish Griffin with copies of all Section 16(a) forms they file. Based upon its involvement in the preparation of certain of such forms, and a review of copies of other such forms received by it, Griffin believes that with respect to fiscal 2004, all such Section 16(a) filing requirements were satisfied.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

        The following table lists the number of shares and exercisable options to purchase shares of Common Stock of Griffin beneficially owned or held by (i) each person known by Griffin to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the nominees for election as directors (who are all current directors), (iii) the Named Executive Officers (as defined below) and (iv) by all directors and officers of Griffin collectively. Unless otherwise indicated, information is provided as of April 12, 2005.

Name and Address (1)	Shares Beneficially Owned(2)	Percent of Total
Edgar M. Cullman (3)	977,342	17.8
Edgar M. Cullman, Jr. (3)	938,260	17.0
Louise B. Cullman (3)	846,775	15.4
Susan R. Cullman (3)	992,399	18.0
Frederick M. Danziger (3)	526,320	9.6
Lucy C. Danziger (3)	794,680	14.4
John L. Ernst (3)	416,721	7.6
Winston J. Churchill, Jr. SCP Private Equity Partners 1209 Liberty Ridge Dr., Suite 300, Wayne, PA 19087	56,237	1.0
Thomas C. Israel c/o Ingleside Investors 12 East 49th St., New York, NY 10017	26,049	*
David F. Stein J & W Seligman & Co., 100 Park Ave., New York, NY 10017	55,049	1.0
Anthony J. Galici Griffin Land & Nurseries, Inc., 90 Salmon Brook St., Granby, CT 06035	53,913	1.0
Alan Plotkin The Law Offices of Alan Plotkin 12 East 49th Street, New York, NY 10017	2,406	*
B. Bros Realty, LLC (4)	233,792	4.2
Gabelli Funds Inc. et al (5) Gabelli Funds, Inc. One Corporate Center, Rye, NY 10580	1,503,200	27.3
All directors and officers collectively, consisting of 7 persons (6)	2,114,037	38.4

*
Less than 1%

(1)
Unless otherwise indicated, the address of each person named in the table is 641 Lexington Avenue, New York, New York 10022.

(2)
This information reflects the definition of beneficial ownership adopted by the Securities and Exchange Commission (the "Commission"). Beneficial ownership reflects sole investment and voting power, except as reflected in footnote 3. Where more than one person shares investment and voting power in the same shares, such shares may be shown more than once. Such shares are reflected only once, however, in the total for all directors and officers. Includes options exercisable within 60 days granted to Directors pursuant to the Griffin Stock Option Plan. Excluded are shares held by charitable foundations and trusts of which members of the Cullman and Ernst families, including persons referred to in this footnote 2, are officers and directors. As of April 12, 2005, a group (the "Cullman & Ernst Group") consisting of Messrs. Cullman, direct members of their families and trusts for their benefit; Mr. Ernst, his sister and direct members of their families and trusts for their benefit; a partnership in which members of the Cullman and Ernst families hold substantial direct and indirect interests; and charitable foundations and trusts of which members of the Cullman and Ernst families are directors or trustees, owned (excluding stock options) an aggregate of approximately 2,372,295 shares of Common Stock (approximately 47.7% of the outstanding shares of Common Stock). Among others, Messrs. Cullman, Mr. Ernst and Mr. Danziger (who is a member of the Cullman & Ernst Group) hold investment and voting power or shared investment and voting power over such shares. Certain of such shares are pledged as security for loans payable under standard pledge arrangements. A form filed with the Commission on behalf of the Cullman & Ernst Group states that there is no formal agreement governing the group's holding and voting of such shares but that there is an informal understanding that the persons and entities included in the group will hold and vote together the shares owned by each of them in each case subject to any applicable fiduciary responsibilities. Louise B. Cullman is the wife of Edgar M. Cullman; Edgar M. Cullman, Jr. is the son of Edgar M. Cullman and Louise B. Cullman; Susan R. Cullman and Lucy C. Danziger are the daughters of Edgar M. Cullman and Louise B. Cullman; and Lucy C. Danziger is the wife of Frederick M. Danziger.

(3)
Included within the shares shown as beneficially owned by Edgar M. Cullman are 866,204 shares in which he holds shared investment and/or voting power; included within the shares shown as beneficially owned by Mr. Ernst are 411,321 shares in which he holds shared investment and/or voting power; and included within the shares shown as beneficially owned by Frederick M. Danziger are 209,778 shares in which he holds shared investment and/or voting power. Included within the shares shown as beneficially owned by Edgar M. Cullman, Jr. are 716,918 shares in which he holds shared investment and/or voting power; included with the shares owned by Louise B. Cullman are 743,365 shares in which she holds shared investment and/or voting power; included within the shares shown as beneficially owned by Susan R. Cullman are 904,634 shares in which she holds shared investment and/or voting power; and included within the shares shown as beneficially owned by Lucy C. Danziger are 728,358 shares in which she holds shared investment and/or voting power. Excluded in each case are shares held by charitable foundations and trusts in which such persons or their families or trusts for their benefit are officers and directors. Messrs. Cullman, Danziger and Ernst disclaim beneficial interest in all shares over which there is shared investment and/or voting power and in all excluded shares.

(4)
Susan R. Cullman and John L. Ernst are the managers of B. Bros. Realty, LLC.

(5)
A form filed with the Commission in July 1997 by Gabelli Funds, Inc. et al, as subsequently amended, indicates that the securities have been acquired by Gabelli Group Capital Partners, Inc. et al and its wholly-owned subsidiaries on behalf of their investment advisory clients. Griffin has been informed that no individual client of Gabelli Group Capital Partners, Inc. et al has ownership of more than 5% of Griffin's outstanding Common Stock.

(6)
Excluding shares held by certain charitable foundations, the officers and/or directors of which include certain officers and directors of Griffin.

INTERESTS IN CERTAIN TRANSACTIONS

        For the information of stockholders, attention is called to the following transactions between Griffin and other parties in which the persons mentioned below might have had a direct or indirect interest.

        1.     Messrs. Cullman, Danziger and Ernst are members of the Board of Directors of Bloomingdale Properties, Inc. ("Bloomingdale Properties") of which Mr. Ernst is Chairman and President and other members of the Cullman & Ernst Group are associated. Real estate management and advisory services are provided to Griffin by John Fletcher, an employee of Bloomingdale Properties, for which Mr. Fletcher receives compensation at a rate of $50,000 per year.

        2.     Edgar M. Cullman, the Chairman of Griffin, is also the Chairman of General Cigar Holdings, Inc. ("GC Holdings"). In addition, certain members of the Cullman & Ernst Group who may be deemed to beneficially own more than five percent of Griffin's Common Stock (see "Security Ownership of Management and Principal Holders") also may be deemed to beneficially own more than five percent of the Common Stock of GC Holdings. Prior to the distribution of the common stock of Griffin to Culbro Corporation stockholders in 1997 (the "Distribution"), Griffin, as lessor, and General Cigar Co., Inc. ("General Cigar"), a wholly-owned subsidiary of GC Holdings, as lessee, entered into a lease for certain agricultural land in Connecticut and Massachusetts (the "Agricultural Lease"). The Agricultural Lease is for approximately 500 acres of arable land held by Griffin for possible development in the long term, but which is being used by General Cigar for growing Connecticut Shade wrapper tobacco. General Cigar's use of the land is limited to the cultivation of cigar wrapper tobacco. The Agricultural Lease has an initial term of ten years and provides for the extension of the lease for additional periods thereafter. In addition, at Griffin's option, the Agricultural Lease may be terminated with respect to 100 acres of such land annually upon one year's prior notice. In fiscal 2004, fiscal 2003 and fiscal 2002, General Cigar made rental payments of $135,000, $148,000 and $147,000, respectively, to Griffin with respect to the Agricultural Lease.

        In late 1997, Griffin, as lessor, and General Cigar, as lessee, entered into a lease for approximately 40,000 square feet of office space in the Griffin Center South office complex in Bloomfield, Connecticut (the "Commercial Lease"). The Commercial Lease has an initial term of ten years and provides for the extension of the lease for additional annual periods thereafter. Griffin's rental revenue from the Commercial Lease in fiscal 2004, fiscal 2003 and fiscal 2002 was $504,000, $504,000 and $508,000, respectively. Management believes the rent payable by General Cigar to Griffin under the Commercial Lease was at market rates at the time the lease was entered into.

        See "Compensation Committee Report on Executive Compensation—Interlocks and Insider Participation" on page 12 for certain other interests.

        The information given in this Proxy Statement with respect to the five-year business experience of each director, beneficial ownership of stock, interlocks and the respective interests of persons in transactions to which Griffin or any of its subsidiaries was a party (other than as appears from the records of Griffin), is based upon statements furnished to Griffin by its directors and officers.

EXECUTIVE COMPENSATION

        The following table sets forth the annual and long-term compensation for Mr. Danziger, Griffin's President and Chief Executive Officer, and Mr. Galici, Griffin's Vice President, Chief Financial Officer and Secretary (the "Named Executive Officers"), as well as the total compensation paid by Griffin during fiscal years 2004, 2003 and 2002 to the Named Executive Officers. There are no other executive officers of Griffin.

Summary Compensation Table

							Long Term Compensation Awards
	Annual Compensation
Name and Principal Position						Other Annual Compensation(1)	Securities Underlying Options
	Year	Salary	Bonus
Frederick M. Danziger President and Chief Executive Officer	2004 2003 2002	$444,038 433,078 413,858	$	— — —	(2)	$13,611 13,504 12,727	— — —
Anthony J. Galici Vice President, Chief Financial Officer and Secretary	2004 2003 2002	$217,592 208,558 194,615	$	— — —	(2)	$14,990 15,766 14,559	— — —

(1)
Amounts shown under Other Annual Compensation include matching contributions made by Griffin under its Savings Plan and its Deferred Compensation Plan and other miscellaneous cash benefits (see "Other Employee Benefit Plans"). No Executive Officer who would otherwise have been includable in such table resigned or terminated employment during fiscal years 2004, 2003 and 2002.

(2)
Received a bonus payment in fiscal 2005 related to fiscal 2004.

STOCK OPTION INFORMATION

Stock Option Plan

        Griffin maintains the 1997 Stock Option Plan. A total of 1,250,000 shares of Common Stock are authorized to be made available for issuance under the 1997 Stock Option Plan. Options granted under the 1997 Stock Option Plan are either incentive stock options or nonqualified options. The 1997 Stock Option Plan contains certain limitations with respect to incentive stock options that are intended to satisfy applicable Internal Revenue Code requirements. Under the 1997 Stock Option Plan, Griffin is authorized to issue options to certain officers, employees, consultants and directors of Griffin in connection with the services they provide to Griffin. Of the 1,250,000 shares of Common Stock reserved for issuance under the 1997 Stock Option Plan, as of November 27, 2004, 584,514 shares were available for issuance upon the exercise of outstanding options granted under the plan. In fiscal 2004, options to purchase 7,218 shares of Common Stock were granted to certain directors of Griffin, all of which were outstanding as of November 27, 2004.

Individual Grants

        There were no stock options granted to the Named Executive Officers during fiscal 2004. The following table presents information regarding option exercises during fiscal 2004 and the value of unexercised options held by the Named Executive Officers at November 27, 2004.

					Value of Unexercised In-the-Money Options at Fiscal Year End (1)
			Number of Securities Underlying Options Held at Fiscal Year End(#)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frederick M. Danziger	45,000	$412,763	255,000	—	$2,952,413	$—
Anthony J. Galici	2,212	35,950	42,384	8,333	542,348	109,432

(1)
The amounts presented in this column have been calculated based upon the difference between the fair market value of $25.42 per share (the average of the high and low prices of Griffin's Common Stock on November 26, 2004) and the exercise price of each stock option.

OTHER EMPLOYEE BENEFIT PLANS

Incentive Compensation Plans

        Griffin maintains Annual Incentive Compensation Plans (the "Incentive Compensation Plans") for certain officers and other employees of Griffin and its subsidiaries. Annual cash bonus payments may be paid under the Incentive Compensation Plans provided certain financial targets are achieved. Amounts paid under the Incentive Compensation Plans to Named Executive Officers are included in the Summary Compensation Table on page 8.

Savings Plan

        Griffin's Board of Directors adopted the Griffin 401(k) Plan (the "Griffin Savings Plan") in 1997 covering salaried and hourly employees of Griffin and its subsidiaries who are employed in the U.S., are age 21 or over, and have at least one year of service. In 2004, a participating employee who was not considered a highly compensated employee could have (i) deferred up to 5% of annual base salary through payroll deductions, with Griffin contributing an additional $0.60 for each dollar contributed by the employee and (ii) deferred an additional 10% of annual base salary without receiving any matching contributions. Highly compensated employees are limited to deferral of 4.3% of annual base salary with Griffin contributing an additional $0.60 for each dollar contributed by the highly compensated employee. Contributions made in 2004 through payroll deductions not in excess of $13,000 per employee may have been accumulated as pre-tax savings pursuant to Section 401(k) of the Internal Revenue Code. Participants are permitted to allocate their contributions among several alternative investment options. Employees are always 100% vested in their own contributions. Employees are cliff vested after three years of service with respect to Griffin's matching contributions.

        Griffin's matching contributions under the Griffin Savings Plan for the accounts of the individuals named under "Summary Compensation Table" are included under Other Annual Compensation.

Deferred Compensation Plan

        Griffin's Board of Directors adopted a non-qualified deferred compensation plan (the "Deferred Compensation Plan") in fiscal 1999 for certain employees who, due to Internal Revenue Service guidelines, cannot take full advantage of the Griffin Savings Plan. Contributions to the Deferred Compensation Plan, are made through payroll deductions. Griffin contributes an additional $0.60 for each dollar contributed by the employee in order to allow employees to receive matching contributions on up to 5% of their base salary (including matching contributions under the Griffin Savings Plan). Participants are permitted to allocate their contributions among the same investment options as the Griffin Savings Plan. Employees are always 100% vested in their own contributions. Vesting requirements with respect to Griffin's matching contributions, if any, are the same as under the Griffin Savings Plan. The Deferred Compensation Plan is unfunded, with benefits to be paid from Griffin's general assets.

Insurance and Health Programs

        Griffin maintains a variety of employee welfare plans providing medical, hospitalization and life insurance for all of its salaried employees and for certain hourly employees. Griffin provides long-term disability insurance for its salaried employees and accidental death & dismemberment insurance for certain hourly employees. Griffin also provides life, hospitalization and medical benefits for those retired employees who were (i) hired prior to December 31, 1993 and had a minimum of five years of service with Griffin prior to retirement and were 55 years of age as of December 31, 1993; or (ii) hired prior to December 31, 1993 and had a minimum of ten years of service with Griffin prior to retirement.

        Griffin's aggregate contributions for such employee welfare benefit plans in fiscal 2004 amounted to approximately $866,000.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

        The Audit Committee is currently comprised of Mr. Stein, Chairman, Mr. Israel and Mr. Plotkin. Each of the members of the Audit Committee is independent as defined under the rules of the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors.

        The primary function of the Audit Committee is to assist Griffin's Board of Directors with its oversight responsibilities regarding: (i) the integrity of Griffin's financial statements; (ii) Griffin's compliance with legal and regulatory requirements; (iii) the independent registered public accountants qualifications and independence; and (iv) the performance of the independent registered public accountants. The Committee prepared the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in this annual proxy statement.

        The Audit Committee's powers and responsibilities include: (1) the sole authority for the appointment, compensation, retention and oversight of the independent registered public accountants; (2) the pre-approval of audit and non-audit services by the independent registered public accountants; (3) the review of independence of the independent registered public accountants; (4) the ongoing review of all related party transactions; (5) the establishment of procedures for the receipt, retention and treatment of complaints received by Griffin regarding accounting, internal accounting controls or auditing matters; and (6) the regular reporting to the Board of any issues that arise with respect to the quality or integrity of Griffin's financial statements.

Audit Committee Charter

        On March 28, 2003, the Board of Directors approved and adopted an amended Audit Committee Charter.

Review of the Company's Audited Financial Statements for the Fiscal Year Ended November 27, 2004

        The Audit Committee has reviewed and discussed the audited financial statements of Griffin for the fiscal year ended November 27, 2004 with Griffin's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, Griffin's independent registered public accountants, the matters required to be discussed by Statements on Auditing Standards No. 61 and No. 90 (Audit Committee Communications).

        The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that Griffin's audited financial statements be included in Griffin's Annual Report on Form 10-K for the fiscal year ended November 27, 2004 for filing with the SEC.

Submitted By:	David F. Stein Thomas C. Israel Alan Plotkin

        The Board Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filings under the Securities Act or the Exchange Act, except to the extent that Griffin specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION—
INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee supervises management compensation and employee benefits and administers Griffin's stock option, savings, health, incentive compensation and other employee benefit plans. It held three meetings in the fiscal year ended November 27, 2004.

Board Compensation Committee Report on Executive Compensation

General

        Pursuant to its authority to designate committees to exercise the powers and authority of the Board, the Board of Directors has designated the Compensation Committee to review, consider and approve the recommendations of management as to all compensation paid by Griffin and its subsidiaries exceeding $75,000 per annum.

        Mr. Cullman, the Chairman of the Board of Directors, and Mr. Danziger, the President and Chief Executive Officer, are both members of the Cullman & Ernst Group which owns Common Stock representing approximately 47.7% of Griffin's Common Stock outstanding (see "Security Ownership of Management and Principal Holders"). Mr. Danziger has been granted options under the Griffin Stock Option Plan. Mr. Cullman and Mr. Ernst have not been granted any options under the Griffin Stock Option Plan.

Policies

        The Committee intends that stock options serve as a significant part of the total compensation package for executive officers of Griffin. The Committee intends that cash bonuses pursuant to the Incentive Compensation Plans serve as a significant part of the total compensation for other key employees of Griffin and its subsidiaries. The stock options and cash bonuses are intended to offer these employees long-term incentives to increase their efforts on behalf of Griffin and its subsidiaries and to focus managerial efforts on enhancing stockholder value and operating performance. None of the Named Executive Officers received grants of stock options or bonuses in fiscal 2004.

Salary and Cash Bonuses

        Salaries paid to the Named Executive Officers are based on responsibility, experience and performance. However, no specific quantitative or qualitative performance criteria dictated the compensation of either of the Named Executive Officers in the prior fiscal year. The Committee does not believe it need now adopt any policy with respect to the $1,000,000 deduction cap of Internal Revenue Code Section 162(m). While the Compensation Committee will continue to give due consideration to the deductibility of compensation payments on compensation arrangements with Griffin's executive officers, the Compensation Committee will make its compensation decisions based on an overall determination of what it believes to be in the best interests of Griffin and its stockholders, and deductibility will be only one among a number of factors used by the Compensation Committee in making its compensation decisions.

Stock Option Plan

        The Committee administers the Griffin Stock Option Plan. There are presently four independent directors, 17 key employees and a consultant eligible to receive options under the Griffin Stock Option Plan.

Deferred Compensation Plan

        The Committee administers the Deferred Compensation Plan for certain employees who, due to Internal Revenue Service guidelines, cannot take full advantage of the Griffin Savings Plan. There are presently 14 key employees that participate in the Deferred Compensation Plan.

Compensation Committee

Winston J. Churchill, Jr.

Thomas C. Israel

David F. Stein

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee has been an officer or employee of Griffin. None of Griffin's executive officers have served as a director or member of the compensation committee of any entity whose executive officers served as a director of Griffin or member of Griffin's Compensation Committee.

STOCK PERFORMANCE GRAPH

        The following graph compares the total percentage changes in the cumulative total stockholder return (assuming the reinvestment of dividends) on Griffin's Common Stock with the cumulative total return of the Russell 2000 Index from November 27, 1999 to November 27, 2004. It is assumed in the graph that the value of each investment was $100 at November 27, 1999. Griffin is not aware of any other company that substantially participates in both the nursery and real estate businesses, and would therefore be suitable for comparison to Griffin as a "peer issuer" within Griffin's line of business.

II.    SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors expects to retain the firm of PricewaterhouseCoopers LLP as independent registered public accountants to audit the financial statements of Griffin for the fiscal year ending December 3, 2005, such appointment to continue at the pleasure of the Audit Committee and to be presented to the stockholders for ratification. PricewaterhouseCoopers LLP and its predecessor, Price Waterhouse LLP, have been the independent registered public accountants for Griffin since 1997.

        The following is a summary of the fees incurred by Griffin from PricewaterhouseCoopers LLP for professional services rendered for fiscal 2004 and fiscal 2003:

	Fiscal 2004 Fees	Fiscal 2003 Fees
Audit fees	$360,675	$187,687
Audit-related fees	61,424	10,948
Tax fees	240,750	88,850
All other fees	—	—

	$662,849	$287,485

        Audit fees consist of fees incurred for professional services rendered for the audit of Griffin's consolidated financial statements (including review of certain financial information of Centaur Communications Ltd., Griffin's former equity investee) and review of Griffin's interim consolidated financial statements. Audit-related fees consist of fees incurred for professional services rendered for the review of Forms 8-K, principally related to the sale of Griffin's investment in Centaur Communications, Ltd. in fiscal 2004, and for the audit of Griffin's Savings Plan. Tax fees consist of fees incurred for professional services relating to tax compliance, tax reporting and tax planning. The increase in tax fees in fiscal 2004 as compared to fiscal 2003 principally reflects additional services related to Griffin's sale of Centaur Communications, Ltd. There were no consulting fees paid to PricewaterhouseCoopers LLP in fiscal 2004 or fiscal 2003.

        The Audit Committee's policy is to preapprove all audit, audit-related and tax services to be provided by the independent registered public accountants. During fiscal 2004, all audit, audit-related and tax services were preapproved by the Audit Committee. The Audit Committee has considered the non-audit services provided by PricewaterhouseCoopers LLP and determined that the services provided were compatible with maintaining PricewaterhouseCoopers LLP's independence.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

        The submission of this proposal to a vote of stockholders is not legally required. In making its selection of independent accountants, the Audit Committee of the Board of Directors will consider whether stockholders adopt this proposal. The Audit Committee of the Board of Directors may, in its discretion, whether or not this proposal is adopted, select PricewaterhouseCoopers LLP or another firm as independent registered public accountants, or replace PricewaterhouseCoopers LLP as independent registered public accountants at a later date, without the approval of stockholders. A vote of the majority of the shares of Common Stock of Griffin represented (in person or by proxy) and voting at the meeting, provided that at least a majority of such stock is represented at the meeting, is required to adopt this proposal.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

        A copy of Griffin's Annual Report on Form 10-K filed with the Commission is available to Griffin's stockholders without charge at the web site (http://www.sec.gov/) maintained by the Commission and at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W.,

Washington, DC 20549. In addition, a limited number of copies are available at Griffin's offices and may be obtained upon written request to:

                      Griffin Land & Nurseries, Inc.
                      One Rockefeller Plaza
                      Suite 2301
                      New York, New York 10020
                      Attention: Corporate Secretary

Dated: April 15, 2005

GRIFFIN LAND & NURSERIES, INC.

PROXY

ONE ROCKEFELLER PLAZA
SUITE 2301
NEW YORK, NY 10020

SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

        The undersigned holder of Common Stock of Griffin Land & Nurseries, Inc. ("Griffin") hereby authorizes and appoints Frederick M. Danziger and John L. Ernst, or either of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Griffin to be held at the Grand Hyatt New York Hotel at 109 East 42nd Street, New York, New York, 10017, at 10:30 a.m. local time, on May 18, 2005 and any adjournment or adjournments of said meeting and thereat to vote and act with respect to all the shares of Common Stock of Griffin that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

        Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.

        Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

(Continued, and to be signed, on the other side)

FOLD AND DETACH HERE

If no direction is given, this proxy will be voted For Items 1 and 2. The Board of Directors recommends a vote For items 1 and 2.				Please mark your votes as indicated in this example		/X/

No. 1—ELECTION OF DIRECTORS.
NOMINEES ARE LISTED BELOW:
01 Winston J. Churchill, Jr.;
02 Edgar M. Cullman;
03 Frederick M. Danziger;
04 John L. Ernst;
05 Thomas C. Israel;
06 Alan Plotkin and
07 David F. Stein	FOR ALL LISTED NOMINEES / /	WITHHELD AS TO ALL NOMINEES / /	No. 2—Authorization of the Selection of Independent Registered Public Accountants.	FOR / /	AGAINST / /	ABSTAIN / /
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)			I plan to attend the Annual Meeting.	/ /

Signature			Date			2005
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

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SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
GRIFFIN LAND & NURSERIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held May 18, 2005
GRIFFIN LAND & NURSERIES, INC. ONE ROCKEFELLER PLAZA NEW YORK, NEW YORK 10020
PROXY STATEMENT
GENERAL
I. ELECTION OF DIRECTORS
INFORMATION CONCERNING DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS
INTERESTS IN CERTAIN TRANSACTIONS
EXECUTIVE COMPENSATION
Summary Compensation Table
STOCK OPTION INFORMATION
OTHER EMPLOYEE BENEFIT PLANS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION— INTERLOCKS AND INSIDER PARTICIPATION
STOCK PERFORMANCE GRAPH
II. SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
GRIFFIN LAND & NURSERIES, INC. PROXY ONE ROCKEFELLER PLAZA SUITE 2301 NEW YORK, NY 10020 SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS